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                                                                    EXHIBIT 23.4

                   CONSENT OF PERSON ABOUT TO BECOME DIRECTOR

    Pursuant to Rule 438 of the Securities Act of 1933 (the "Securities Act"), I hereby consent to being named in the Form F-1 registration statement (or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act) of 360NETWORKS INC. (the "Company"), relating to an initial public offering of stock by the Company (the "Registration Statement"), as a person who is about to become a director of the Company. In addition, I consent to the inclusion of other information about me included in the Registration Statement. I further consent to the filing of this consent as an exhibit to the Registration Statement.


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
Date: April 11, 2000                                         /s/ KEVIN COMPTON
                                               --------------------------------------------
                                                               Kevin Compton
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